UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2012

KSW, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-27290	11-3191686
(Commission File Number)	(IRS Employer Identification No.)

37-16 23rd Street Long Island City, New York	11101
(Address of Principal Executive Offices)	(Zip Code)

(718) 361-6500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On September 7, 2012, KSW, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Kool Acquisition LLC, a Delaware limited liability company (“Parent”), Kool Acquisition Corporation, a Delaware corporation (“Purchaser”) and, solely with respect to Section 9.12 thereof, The Related Companies, L.P., a New York limited partnership (“Parent Guarantor”).

Pursuant to the Merger Agreement, and on the terms and subject to the conditions described therein, Purchaser has agreed to commence a cash tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), at a price of $5.00 per share, net to the holder in cash, without interest (the “Per Share Amount”), subject to any required withholding taxes.

Purchaser has agreed to commence the Offer as promptly as practicable, but no later than September 21, 2012. The Offer will expire on the 20th business day after the commencement of the Offer (which period will include the day the offer is commenced), unless extended in accordance with the terms of the Merger Agreement and applicable law (the “Expiration Date”). The Merger Agreement provides that if, on any then-scheduled Expiration Date, (i) any condition to the Offer has not been satisfied or validly waived, Purchaser may, in its sole discretion extend the Offer for one or more consecutive increments of not more than ten (10) business days each (the length of such period to be determined by Purchaser and Parent) and (ii) the Minimum Tender Condition (as defined below) has not been satisfied and all other conditions to the Offer have been satisfied or validly waived, if requested in writing by the Company, Purchaser shall extend the Offer for one or more consecutive increments of not more than ten (10) business days each, the length of such period to be determined by the Company, in the case of clause (ii); provided that the aggregate number of extended days pursuant to clause (ii) shall not exceed twenty (20) Business Days and the Company shall not be entitled to make more than two (2) requests pursuant to clause (ii). However, the Merger Agreement provides that in no event may the Offer be extended beyond December 31, 2012 (the “Outside Date”) without the consent of the Company.

The obligation of Purchaser to consummate the Offer is subject to customary closing conditions, including but not limited to at least a majority of the outstanding Common Stock, on a fully diluted basis, having been validly tendered and not withdrawn prior to the expiration of the Offer (the “Minimum Tender Condition”).

Following the successful completion of the Offer, subject to customary conditions (including receipt of the requisite approval of the Company’s stockholders, if required under applicable law), Purchaser will be merged with and into the Company, with the

Company surviving as a wholly-owned subsidiary of Parent (the “Merger”). At the effective time of the Merger, each issued and outstanding share of Common Stock (other than any shares of Common Stock held in the treasury of the Company or owned by Parent or Purchaser or held by stockholders who are entitled to demand, and who properly demand, appraisal rights) that is not tendered pursuant to the Offer will be converted into the right to receive an amount equal to the Per Share Amount.

In the Merger Agreement, the Company granted to Purchaser an irrevocable option (the “Top-Up Option”), on the terms and subject to the conditions set forth in the Merger Agreement (including the Minimum Tender Condition), to purchase from the Company at the Per Share Amount, a number of shares of Common Stock (“Top-Up Shares”) equal to the difference between one share more than 90% of the Company’s issued and outstanding Common Stock following the exercise of the Top-Up Option and the number of shares of Common Stock owned directly or indirectly by Purchaser and Parent at the time of exercise. The Top-Up Option is only exercisable once, in whole and not in part, at any time at or after the later of (a) the date on which Purchaser accepts for payment and pays for all of the shares of Common Stock tendered in the Offer and (b) the date any subsequent offering period expires, and prior to the earlier of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) at the later of the date that Purchaser initially accepts for payment the validly tendered shares of Common Stock and the date any subsequent offering period expires if the minimum number of the Top-Up Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued and unreserved shares of Common Stock (including as authorized and unissued shares of Common Stock any shares held by KSW or any of its subsidiaries as treasury shares), and (iv) if any judgment, injunction, order or decree prohibits the exercise of the top-up option or the delivery of the Top-Up Shares. The aggregate exercise consideration of the Top-Up Option will consist of (a) an amount equal to the par value of the Top-Up Shares, to be paid in cash, and (b) an amount equal to the balance of such consideration, which may be paid in the sole discretion of Parent and Purchaser (i) in cash or (ii) by issuance by Purchaser (or if Purchaser is not the holder of the validly tendered Shares, by Parent) of an unsecured, non-negotiable, non-transferable promissory note (which will be treated as payment to the extent of the principal amount thereof), or any combination of the foregoing. Such promissory note will bear simple interest at the rate per annum of 2.0%, will mature and principal and all accrued interest will be payable in full on or prior to one year from the date of execution of such promissory note, and will be full recourse to Purchaser. The Common Stock issued in connection with the Top Up Option, if any, will be issued pursuant to the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The Merger Agreement contains representations, warranties and covenants customary for a transaction of this nature, including among other things, covenants (a) for each of the parties to use all reasonable best efforts to cause the closing of the Offer and the Merger to occur as promptly as practicable and (b) for the Company to conduct its business in the ordinary course consistent with past practice until the effective time of the Merger.

The Company has agreed not to solicit or engage in discussions concerning alternative proposals for the acquisition of the Company, and it must notify Parent of its receipt of any inquiry or proposal regarding an alternative transaction. However, the Company may, at any time, under certain circumstances, respond to any bona fide, unsolicited alternative proposal that the Company’s Board of Directors (the “Company Board”) determines in good faith, after consultation with its outside legal counsel and the Company’s financial advisor, constitutes, or would reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In the event that the Company receives an unsolicited proposal that the Company Board concludes is a Superior Proposal (after giving effect to all of the adjustments to the Merger Agreement which may be offered by Parent during a three business day notice period described below), under certain circumstances the Company Board may change its approval or recommendation of the Offer, the Merger and the Merger Agreement and the Company may terminate the Merger Agreement to accept the Superior Proposal (subject to the Company paying the Termination Fee (as defined below)). However, prior to a change of approval or recommendation by the Company Board or the Company’s termination of the Merger Agreement due to a Superior Proposal, the Company must provide Parent with at least twenty-four (24) hours’ prior notice of its intention to take such actions and, upon Parent’s request, negotiate in good faith with Parent any proposed modifications to the terms and conditions of the Merger Agreement during a three (3) business day period.

The Merger Agreement also includes customary termination provisions for the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances (including, without limitation, the acceptance by the Company of a Superior Proposal or the Company Board changing its approval or recommendation of the Offer, the Merger or the Merger Agreement), the Company will be required to pay Parent a termination fee of $1,000,000 (the “Termination Fee”), which represents approximately 3% of the Company’s enterprise value based on the transaction.

In addition, if the Offer expires or terminates or is withdrawn without any Common Stock being purchased or is not completed on or before the Outside Date, either Parent or the Company may terminate the Merger Agreement, and, upon certain breaches of the Merger Agreement by the Company, Parent may terminate the Merger Agreement. If prior to the date of (a) the termination arising from the Offer not being completed on or before the Outside Date or (b) a termination by Parent for a breach by the Company, (i) a competing acquisition proposal is made or communicated to the Company’s senior management or the Board or is publicly disclosed and (ii) the Company enters into an agreement with respect to any such competing acquisition proposal within twelve months after such termination, then the Company will also be required to pay Parent the Termination Fee within two (2) business days of entering into such definitive agreement.

Neither the Offer nor the Merger is subject to a financing condition. The closing of the Merger is subject to customary closing conditions. If Purchaser achieves ownership of 90% of the outstanding Common Stock through the Offer, including any exercise of the Top-Up Option described above, it has agreed to promptly effect the Merger in accordance with the “short-form” merger procedures under the General

Corporation Law of the State of Delaware, without a vote or any further action by the Company’s stockholders. Otherwise, the Parent and Purchaser will need to obtain the approval of the Company’s stockholders holding a majority of the Common Stock to adopt the Merger Agreement prior to consummating the Merger. In addition to stockholder approval, to the extent required, the Merger is also conditioned upon the absence of certain legal restraints and the acceptance of payment by Purchaser of all the shares of Common Stock validly tendered and not withdrawn pursuant to the Offer.

Under the Merger Agreement, each option that is outstanding immediately prior to the consummation of the Offer and that is “out-of-the-money” (i.e., the Per Share Amount is equal to or less than the exercise price of such option), will immediately prior to the consummation of the Offer be automatically cancelled and retired and will cease to exist, and no consideration will be delivered in exchange for such options. Each option, whether vested or unvested, that is outstanding immediately prior to the consummation of the Offer and that is “in-the-money” (i.e., Per Share Amount is higher than the exercise price of such option), will immediately prior to the consummation of the Offer be cancelled as of immediately following the consummation of the Offer and, in exchange therefor, each former holder of such cancelled options will be entitled to receive from the Company an amount per option in cash equal to the excess (if any) of the Per Share Amount over the exercise price per share of such option, without interest and subject to any required withholding taxes.

The Merger Agreement provides that, subject to the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, upon the purchase by Purchaser pursuant to the Offer of such number of shares of Common Stock as shall satisfy the Minimum Tender Condition, and from time to time thereafter, Purchaser may designate directors to serve on the Company Board up to such number of directors equal to the product (rounded up to the next whole number) obtained by multiplying (a) the total number of directors on the Company Board (giving effect to any increase in the number of directors pursuant to the Merger Agreement) by (b) the percentage that the aggregate number of shares of Common Stock beneficially owned by Parent, Purchaser and their respective subsidiaries bears to the total number of shares of Common Stock then outstanding on a fully diluted basis; provided, however, that prior to the effective time of the Merger the Company’s board of directors shall always have at least two members of the Company Board who are independent for purposes of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Independent Directors”), and allow the Independent Directors who are members of the audit committee immediately prior to the date of the Merger Agreement to remain the sole members of the audit committee. Until the effective time of the Merger, the approval of a majority of the Independent Directors shall be required to authorize the Company to, among other things: (i) amend, modify or terminate the Merger Agreement or amend or modify the terms of the Offer or the Merger, (ii) exercise or waive any of the Company’s rights or remedies under the Merger Agreement, (iii) extend the time for performance of, or waive, any of the obligations or other acts of Parent or Merger Sub under the Merger Agreement, (iv) enforce any obligation of Parent or Merger Sub under the Merger Agreement and (v) amend or otherwise modify in any manner adverse to the Company’s stockholders the certificate of incorporation or bylaws of the Company. The parties agreed that after the closing of the Offer, upon Parent’s request, they will take all actions reasonably necessary to elect to be treated as a “controlled company” (within the meaning of the listing requirements of NASDAQ).

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company, Parent or Purchaser and it is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, Parent or Purchaser. In particular, the representations, warranties and covenants set forth in the Merger Agreement (a) were made solely for purposes of the Merger Agreement and solely for the benefit of the contracting parties, (b) may be subject to limitations agreed upon by the contracting parties, including being qualified and modified by confidential disclosures made to Parent and Purchaser in connection with the Merger Agreement, (c) will not survive consummation of the Merger, (d) are qualified in certain circumstances by a materiality standard which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement, and (f) may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the parties. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in subsequent public disclosure. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws.

Stockholder Tender Agreement

Concurrently with the execution of the Merger Agreement, Floyd Warkol, who holds approximately 10% of the outstanding stock of the Company have entered into a Tender Support Agreement (the “Support Agreement”) with Parent and Purchaser. Pursuant to the terms of the Support Agreement, such stockholder has agreed to, among other things, tender his, her or its Common Stock in the Offer, and comply with certain restrictions on the disposition of such shares, subject to the conditions of such agreement. The Support Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement, the effective time of the Merger or the termination of the Support Agreement by written notice from Parent to such Stockholders.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the Support Agreement, as filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Company’s entry into the Merger Agreement, the Company granted to Purchaser the Top-Up Option, which under certain circumstances would permit Purchaser to purchase a number of newly issued shares of Common Stock, at a price per share equal to the Per Share Amount, equal to at least the number of shares that, when added to the number of shares of Common Stock directly or indirectly owned by Parent and Merger Sub at the time of exercise, shall constitute one share more than 90% of the shares of Common Stock outstanding immediately after exercise of the Top-Up Option. See the disclosures regarding the Top-Up Option under Item 1.01 above, which disclosures are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 10, 2012, the Company and Parent Guarantor issued a joint press release announcing that they have entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, that is being furnished pursuant to Item 7.01 of Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2012, among the Company, Parent, Purchaser and, solely with respect to Section 9.12, Parent Guarantor

10.1	Tender and Support Agreement, dated as of September 7, 2012, among Parent, Purchaser and Floyd Warkol

99.1	Joint Press Release dated September 10, 2012, issued by the Company and Parent Guarantor

IMPORTANT INFORMATION ABOUT THE TENDER OFFER

This Form 8-K is not an offer to purchase or a solicitation of an offer to sell securities of the Company. The planned tender offer by Parent and Purchaser for all of the outstanding shares of common stock of the Company described herein has not yet commenced. Following the commencement of the tender offer, Parent and Purchaser will mail to the Company stockholders an offer to purchase and related materials and the Company will mail to its stockholders a solicitation/recommendation statement with respect to the tender offer. At the time the offer is commenced, Parent and Purchaser will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule TO, and the Company will file a solicitation/recommendation statement with the SEC on Schedule 14D-9 with respect to the tender offer. Investors and the Company’s stockholders are strongly advised to read these materials in their entirety (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement when they become available, since they will contain important information that should be considered before any decision is made with respect to the tender offer. The Company’s stockholders may obtain a free copy of these materials (when they become available) and other documents filed by Parent, Purchaser or the Company with the SEC at the website maintained by the SEC at www.sec.gov. These materials also may be obtained (when they become available) for free by contacting the information agent for the tender offer (when one is selected).

*******

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 of the Company: Some of the statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements are related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “potential,” or “continue,” or the negative of such terms, or other comparable terminology. These statements are only predictions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider the factors discussed in filings with the Securities and Exchange Commission, including the annual report on Form 10-K for the year ended December 31, 2011, the Company’s quarterly reports on Form 10-Q, and periodic reports on Form 8-K. Do not rely on any forward-looking statement, as the Company cannot predict or control many of the factors that ultimately may affect its ability to achieve the results estimated. The Company makes no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KSW, INC.

By:	/s/ James F. Oliviero
Name:	James F. Oliviero
Title:	General Counsel

Date: September 10, 2012

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 7, 2012, among the Company, Parent, Purchaser and, solely with respect to Section 9.12, Parent Guarantor

10.1	Tender and Support Agreement, dated as of September 7, 2012, among Parent, Purchaser and Floyd Warkol

99.1	Joint Press Release dated September 10, 2012, issued by the Company and Parent Guarantor